UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2010

The GC Net Lease REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-159167

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2121 Rosecrans Avenue, Suite 3321 El Segundo, CA 90245

(Address of principal executive offices, including zip code)

(310) 606-5900

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, The GC Net Lease REIT, Inc., a Maryland Corporation (the “Registrant”), hereby amends its Current Report on Form 8-K dated September 23, 2010, for the purpose of filing the financial statements and pro forma financial information required by Item 9.01 of Form 8-K with respect to the Registrant’s acquisition of a property located in Los Angeles (Sylmar), California (the “ITT property”) in accordance with Rule 3-14 and Article 11 of Regulation S-X, respectively.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Registrant hereby files the following financial statements and pro forma financial information, respectively.

Item 9.01. Financial Statements

Report of Independent Auditors

To the Board of Directors

GC Net Lease REIT, Inc.

We have audited the accompanying statement of revenues and certain operating expenses of the ITT Property (the “Property”) for the year ended December 31, 2009. This statement of revenues and certain operating expenses is the responsibility of management of the Property. Our responsibility is to express an opinion on the statement of revenue and certain operating expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

The accompanying statement of revenue and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain revenue and operating expenses (described in Note 2) that would not be comparable to those resulting from the proposed future operations of the Property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the Property.

In our opinion, the statement of revenues and certain operating expenses presents fairly, in all material respects, the revenue and certain operating expenses, as described in Note 2, of the Property for the year ended December 31, 2009, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Los Angeles, California

November 12, 2010

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR ITT PROPERTY

	For the Year Ended December 31, 2009	For the Six Months Ended June 30, 2010
		(Unaudited)
Revenues:
Rentals	$522,800	$319,200
Property Tax Recovery	62,896	32,101

Total Revenue	585,696	351,301

Property Tax Expense	(62,896)	(32,101)

Excess of Revenue Over Certain Operating Expenses	$522,800	$319,200

See accompanying notes

NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2009

1. Organization

The GC Net Lease REIT, Inc. (the “Company”), through The GC Net Lease REIT Operating Partnership, LP (the “Operating Partnership”), acquired an office facility located in Los Angeles (Sylmar), California (the “ITT property”) from an unaffiliated third party on September 23, 2010. The ITT property is 100% leased to a single tenant, ITT Educational Services, Inc. (“ITT”), on a net lease basis, obligating ITT to all costs and expenses to operate and maintain the property. The landlord is responsible for certain capital expenditures. See Note 3, Lease, below.

2. Significant Accounting Policies

Basis of Presentation

The accompanying statement of revenues and certain operating expenses has been prepared to comply with the Regulation S-X Rule 3-14 of the Securities and Exchange Commission. The statement includes only those costs for which the Company would be responsible and is not representative of the actual operations for the periods presented, as certain revenues and operating expenses that may not be comparable to the revenues and expense the Company expects to incur in the future operations of the ITT property have been excluded. Excluded items consist of interest income, straight-line rent, certain operating expenses, depreciation and amortization, management fees, and interest costs associated with the related debt. Management is not aware of any factors related to the ITT property that would cause this financial information not to be indicative of future operating results.

Revenue Recognition

The lease of the ITT property is accounted for as an operating lease. Revenue is recognized based on the contractual provisions of the lease. Property taxes are paid directly by ITT. Property tax recovery, however, is reflected in the statement as the Company has ultimate responsibility for these expenses.

Use of Estimates

The preparation of the financial statements, in conformity with U.S. generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2009

3. Lease

On September 23, 2010, the Company, through the Operating Partnership, purchased the ITT property from an unaffiliated third party. As of the acquisition date, the ITT lease had approximately six years remaining, expiring on August 31, 2016. The following summarizes the future minimum rent payments pursuant to the lease terms:

2010	$684,730
2011	761,505
2012	761,505
2013	761,505
2014 and thereafter	2,030,679

Total	$4,999,924

THE GC NET LEASE REIT, INC.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEETS

June 30, 2010

(Unaudited)

On September 23, 2010, the Company, through the Operating Partnership, purchased the ITT property from an unaffiliated third party. The purchase price for ITT property was $7.8 million, which includes a $350,000 reserve for deferred maintenance, $25,000 in a transferred security deposit obligation and the Company’s prorated share of the September rent payment, $16,922 that was paid at closing and recorded as prepaid rent. The purchase price and related closing fees and expenses were partially funded using $5.07 million in debt obtained from the Company’s credit facility with KeyBank National Association (the “Credit Facility”), $2.53 million paid in cash and $200,000 in good faith deposits. As of the acquisition date, the ITT lease had approximately six years remaining, expiring on August 31, 2016. Pursuant to the second lease amendment the ITT property was expanded and the existing occupied space was refurbished.

The following unaudited pro forma condensed consolidated balance sheets are presented to reflect (1) the contribution of the Emporia Partners property from various affiliates of the Company’s sponsor; (2) the acquisition of the ITT property from an unaffiliated third party to give effect to the acquisition of the properties as if the acquisitions had occurred on June 30, 2010; and (3) the issuance of shares to fund the cash portion of the acquisition.

The unaudited pro forma condensed consolidated balance sheets should be read in conjunction with the unaudited Consolidated Balance Sheets of The GC Net Lease REIT, Inc. and accompanying notes thereto, as of June 30, 2010, included in the Company’s quarterly report filed on Form 10 Q for the three and six-month periods ended June 30, 2010, and the audited Consolidated Balance Sheets contained in the annual report on Form 10 K for the year ended December 31, 2009.

THE GC NET LEASE REIT, INC.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	Historical June 30, 2010	Pro Forma Adjustment- Emporia Partners		Pro Forma Adjustment- ITT		Pro Forma
Assets:
Rental properties, net	$77,668,307	$7,841,583	A	$7,098,962	A	$92,608,852
Above market leases	1,481,424	—	A	336,263	A	1,817,687
Cash and cash equivalents	2,342,168	—		—	H	2,342,168
Restricted cash	1,000,699	776,102	B	350,000	B	2,126,801
Deferred financing costs, net	576,757	—		59,000	C	635,757
Due from affiliates	238,069	—		—		238,069
Deferred rent receivable and other accounts receivables	737,071	—		(200,000)	D	537,071

Total Assets	$84,044,495	$8,617,685		$7,644,225		$100,306,405
Liabilities:
Mortgage payable	$33,874,146	$5,422,086	E	$—		$39,296,232
Credit facility	16,900,000	—		5,070,000	E	21,970,000
Restricted cash reserves	1,000,699	261,496	B	—		1,262,195
Below market leases	558,323	—		—		558,323
Due to affiliates	944,976	—		—		944,976
Prepaid rent	—	11,077	F	16,922	F	27,999
Accounts payable and other liabilities, including distributions payable	901,948	23,026	G	25,000	G	949,974

Total Liabilities	$54,180,092	$5,717,685		$5,111,922		$65,009,699
Noncontrolling interests subject to redemption	7,480,000	—		—		7,480,000
Common stock subject to redemption	42,898	—		—		42,898
Stockholders’ Equity:
Preferred Stock, $0.001 par value, 200,000,000 shares authorized, 0 shares issued and outstanding	$—	—		—		$—
Common Stock, $0.001 par value, 700,000,000 shares authorized, 902,314 and 1,155,544 shares issued and outstanding, historical and pro forma, respectively	9,014	—		2,532	H	11,546
Additional paid-in capital	7,375,837	—		2,529,771	H	9,905,608
Cumulative distributions	(269,415)	—		—		(269,415)
Accumulated deficit	(538,441)	—		—		(538,441)

Total GC Net Lease REIT, Inc. stockholders’ equity	6,576,995	—		2,532,303		9,109,298

Noncontrolling interests	15,764,510	2,900,000	I	—		18,664,510

Total equity	22,341,505	2,900,000		2,532,303		27,773,808

Total liabilities and stockholders’ equity	$84,044,495	$8,617,685		$7,644,225		$100,306,405

See accompanying notes

THE GC NET LEASE REIT, INC.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

The following unaudited pro forma condensed consolidated statements of operations of the Company, for the year ended December 31, 2009 and for the six months ended June 30, 2010, are presented as if (1) the Renfro, Plainfield and Emporia Partners properties were contributed by affiliates of the Company’s sponsor as of the beginning of each period presented; (2) the Will Partners property was contributed to the Company by three unaffiliated third parties and an affiliate of the Company’s sponsor as of the beginning of each period presented; (3) the ITT property was acquired by the Company from an unaffiliated third party as of the beginning of each period presented; (4) the Company assumed the related secured mortgage debt in conjunction with the contribution of the Renfro, Plainfield and Emporia properties (the unaudited pro forma condensed consolidated statements of operations reflect the terms of the Renfro debt and the Renfro lease as if in place on January 1, 2009); (5) the Will Partners and ITT properties were financed from the Credit Facility; (6) the Company issued a total of 3.15 million limited partnership units of the Operating Partnership in exchange for the contributed properties; (7) the Company issued 129,032 shares at $9.30 per share and the receipt of cash as of January 1, 2009; and (8) the Company issued approximately 253,000 shares at $10.00 per share and the receipt of cash as of January 1, 2009 and 2010. The pro forma condensed consolidated statements of operations for the year ended December 31, 2009 are presented as if the contribution and acquisition of the properties and the respective property debt and issuance of stock occurred on January 1, 2009. The pro forma condensed consolidated statements of operations for the six months ended June 30, 2010, are presented as if the acquired properties and the related debt financing and issuance of stock occurred on January 1, 2010.

The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the Consolidated Financial Statements of The GC Net Lease REIT, Inc. and accompanying notes thereto, included in the Company’s annual report filed on Form 10 K for the year ended December 31, 2009 and the unaudited consolidated financial statements of The GC Net Lease REIT, Inc. and accompanying notes thereto, included in the Company’s quarterly report filed on Form 10 Q for the three and six month periods ended June 30, 2010. In the Company’s opinion, all adjustments necessary to reflect the effects of the properties contributed and acquired, the respective debt, and the issuance of the Company’s shares and limited partnership units have been made.

The pro forma condensed consolidated statements of operations are not necessarily indicative of what the actual operating results would have been had the properties been contributed on January 1, 2009 and January 1, 2010, respectively, nor do they purport to represent our future operating results.

THE GC NET LEASE REIT, INC.

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

December 31, 2009 (Unaudited)

	Historical	Renfro Historical	Plainfield Historical	Will Partners Historical	Emporia Partners Historical	ITT Historical	Pro Forma Adjustment		Pro Forma
Revenue:
Rent revenue	$2,507,487	$840,052	$1,086,750	$2,278,523	$765,089	$522,800	$299,950	a	$8,300,651
Tenant recoveries – Property taxes	213,878	67,560	101,156	431,011	206,735	62,896	—	a	1,083,236
Interest income	11,212	—	—	—	—		—		11,212

Total revenue	2,732,577								9,395,099
Asset management fee	219,674	—	—	—	—		508,596	b	728,270
Property management fee	68,442	—	—	—	—		194,560	c	263,002
Property tax expenses	213,878	67,560	101,156	431,011	206,735	62,896	—	a	1,083,236
General and administrative	683,769	—	—	—	—		—		683,769
Acquisition fees and expenses	1,637,592	—	—	—	—		1,532,782	d	3,170,374
Depreciation and amortization expense	920,919	—	—	—	—		2,233,817	e	3,154,736
Interest expense	1,223,889	—	—	—	340,451		2,326,567	g	3,890,907

Total expenses	$4,968,163								$12,974,294

Net loss	$(2,235,586)								$(3,579,195)
Net loss attributable to noncontrolling interest	$(1,989,071)	—	—	—	—		—	h	$(3,146,828)
Net loss available to common stockholders	$(246,515)								$(432,367)
Net loss per share, basic and diluted	$(1.79)								$(0.99)
Weighted average shares – basic and diluted	137,598							h	435,116

See accompanying notes

THE GC NET LEASE REIT, INC.

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

Six Months Ended June 30, 2010

(Unaudited)

	Historical	Will Partners Historical	Emporia Partners Historical	ITT Historical	Pro Forma Adjustment		Pro Forma
Revenue:
Rent revenue	$2,518,487	$976,762	$407,164	$319,200	$11,164	a	$4,232,777
Tenant recoveries – Property taxes	232,922	236,526	103,367	32,101	—	a	604,916
Interest income	2,804	—	—	—	—		2,804

Total revenue	2,754,213						4,840,497

Asset management fee	$219,544	—	—	—	144,379	b	$363,923
Property management fee	69,364	—	—	—	59,330	c	128,694
Property tax expenses	232,922	236,526	103,367	32,101	—	a	604,916
General and administrative	413,428	—	—	—	—		413,428
Acquisition fees and expenses	909,362	—	—	—	623,420	d	1,532,782
Depreciation and amortization expense	1,175,756	—	—	—	704,232	e	1,879,988
Interest expense	1,223,258	—	163,204	—	562,265	g	1,948,727

Total expenses	$4,243,634						$6,872,458

Net loss	$(1,489,421)						$(2,031,961)
Net loss attributable to noncontrolling interest	$(1,197,495)	—		—	—	h	$(1,630,039)
Net loss available to common stockholders	$(291,926)						$(401,922)

Net loss per share, basic and diluted	$(0.55)						$(0.51)
Weighted average shares – basic and diluted	527,741					h	780,971

See accompanying notes

THE GC NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Rental Properties

On April 21, 2009, the board of directors approved the contribution of certain properties from Plainfield Partners, LLC, (“Plainfield) and Renfro Partners, LLC, (“Renfro”), affiliates of The GC Net Lease REIT, Inc. (the “Company”), to The GC Net Lease Operating Partnership, LP, (the “Operating Partnership”), and the contribution was completed on June 18, 2009. The properties are occupied by Chicago Bridge & Iron (“CB&I”) and Renfro Corporation, respectively. These properties were contributed upon the Company fulfilling its minimum offering requirement, among other events. As of the contribution date, the CB&I and Renfro Corporation leases had remaining lease terms of 13 and 12 years, respectively.

On May 10, 2010, the board of directors approved the acquisition, by the Operating Partnership, of the ownership rights in Will Partners Investors, LLC (“Will Partners”) from three unaffiliated third parties and an affiliate of the Company’s sponsor. The acquisition was completed on June 4, 2010. The Will Partners property is occupied by World Kitchen, LLC. As of the contribution date, the World Kitchen, LLC lease had a remaining lease term of 10 years.

On July 14, 2010, the board of directors approved the acquisition, by the Operating Partnership, of the ownership rights in an entity (“Emporia Partners”) from various affiliates of the Company’s sponsor. The contribution was completed on August 27, 2010. The Emporia Partners property is leased by Hopkins Enterprises (“Hopkins”), which subleases the property to Hopkins Manufacturing Corporation (“Hopkins Manufacturing”). As of the contribution date, the Hopkins lease had a remaining lease term of 10 years.

On August 10, 2010, the board of directors approved the acquisition, by the Operating Partnership, of an office facility (the “ITT property”) from an unaffiliated third party. The acquisition was completed on September 23, 2010. The ITT property is leased to ITT Educational Services, Inc. (“ITT”), at a fixed annual rent of $21.28 per square foot for the term of the lease. As of the acquisition date, the ITT lease had a remaining lease term of six years.

Four of the leases are full net leases, obligating each tenant to all expenses and costs of operating and maintaining the respective property, including capital expenditures. The ITT lease obligates the tenant to all expenses and costs of operating and maintaining the respective property. The landlord is responsible for certain capital expenditures such as roof, parking lot, mechanical and structural costs. A reserve of $350,000 was established at closing to fund immediate and necessary owner obligations.

Plainfield, Renfro, Will Partners, Emporia Partners and ITT are hereinafter referred to as the “Properties.”

THE GC NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

In accordance with Accounting Standards Codification (“ASC”) 805-10, “Business Combinations” (“ASC 805-10”), the Company performs the following procedures when allocating the contributed or acquired value of the real estate: (1) estimate the value of the real estate as of the transaction date on an “as if vacant basis”; (2) allocate the “as if vacant” value among land, building, and tenant improvements; (3) calculate the value of the intangible assets and liabilities as the difference between the “as if vacant” value and the contributed value; and (4) allocate the intangible value to the above, below and at market leases, leasing costs associated with in-place leases, tenant relationships and other intangible assets. The contribution value or the acquisition value of the Properties has been allocated, as of the transaction dates, in accordance with the methodology discussed above, and are presented in the unaudited pro forma condensed consolidated balance sheets.

The value allocated to building is depreciated and tenant improvements are amortized on a straight-line basis over an estimated useful life. The building is depreciated over a 40 year useful life and tenant improvements are amortized over the remaining contractual, non-cancelable term of the in-place lease. The value of above and below market leases are amortized over the remaining contractual, non-cancelable term of the in-place lease and recorded as either an increase (for below market leases) or a decrease (for above market leases) to rental income. Costs associated with originating these leases are amortized over the remaining contractual, non-cancelable term of the in-place lease, and are included in rental properties, net, in the accompanying unaudited pro forma condensed consolidated balance sheets.

Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheets

The Unaudited Pro Forma Condensed Consolidated Balance Sheets as of June 30, 2010 reflect the following adjustments:

A.     Represents the contribution and acquisition of Emporia and ITT to the Operating Partnership, in exchange for cash, limited partnership units, and the assumption and financing of debt. The contributed and acquired values of the Emporia Partners and ITT properties are reflected in the unaudited pro forma condensed consolidated balance sheets of the Company at fair market value. Rental properties, net, and in-place lease valuation is comprised of:

	Emporia Partners	ITT
Building and improvements	$5,693,414	$3,076,738
Land at fair market value	274,110	2,877,062
Intangible leasing assets	1,874,059	1,145,162
Less accumulated depreciation and amortization	—	—
Rental properties, net	$7,841,583	$7,098,962
In-place lease valuation- above/(below) market	—	336,263

THE GC NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

B.     As part of the Emporia Partners acquisition, the Company assumed $515,000 in replacement reserves, which were funded by the contributing entity, pursuant to the terms of the loan agreement. Property tax and property insurance reserves totaling $261,000 are funded by the tenant and held by the lender. A $350,000 deferred maintenance reserve was established for the ITT property at closing.

C.     Financing costs of $59,000, representing lender fees and costs, were capitalized. These fees and costs were paid to KeyBank National Association as a condition to draw from the Credit Facility, pursuant to the agreement, to close the ITT transaction.

D.     Good faith deposits totaling $200,000 were deposited into escrow for the benefit of the seller, pursuant to the Purchase and Sale agreement, as amended, for the ITT acquisition. At closing, these deposits were applied against the purchase price

E.     Represents the assumption of existing debt of approximately $5.42 million as part of the Emporia Partners property acquisition. The acquisition of ITT was partially funded with the Credit Facility, as discussed below.

The Emporia Partners property debt had an original loan amount of $6.93 million, and a fixed rate of 5.88%. The terms of the loan require monthly principal and interest payments. The unaudited pro forma condensed consolidated balance sheets reflect accrued interest for one month as part of the closing transaction. The loan is secured by a first mortgage and security agreement on our interest in the underlying Emporia Partners property, a fixture filing, and an assignment of leases, rents, income and profits. The loan had an initial term of 20 years and matures in September 2023. As of the acquisition date the unamortized loan principal was $5.42 million.

On June 4, 2010, the Company, through the Operating Partnership, entered into a credit agreement for the Credit Facility, which provides the Company with an initial $25 million availability to finance the acquisition of properties. The terms of the Credit Facility provide for monthly, interest-only payments with the balance due on June 4, 2013. The Credit Facility is guaranteed by the Company and is secured by a security agreement on the Operating Partnership’s interest in each underlying property, a fixture filing, and an assignment of leases, rents, income and profits. Additionally, under the terms of the Credit Facility, the Operating Partnership has the option of selecting the applicable variable rate for each revolving loan, or portion thereof, of either (a) LIBOR multiplied by the Statutory Reserve Rate (as defined in the Credit Facility) to which the administrative agent is subject, with respect to this rate, for Eurocurrency funding (the “LIBOR-based rate”), plus 3.75%, or (b) an alternate base rate, which is the greater of the (i) Prime Rate, (ii) Federal Funds Rate plus 0.50%, or (iii) the adjusted LIBOR-based rate set forth in subsection (a) plus 3.75%. These rates are subject to a minimum LIBOR of 2.00%. Prior to December 4, 2011, the Operating Partnership may request an increase in the total commitments under the Credit Facility up to $150 million, subject to certain conditions. The Operating Partnership made a draw of $5.07 million to acquire the ITT property. The Operating Partnership elected to have the LIBOR-based rate apply to such loans, which amounted to an initial interest rate of 5.75%. The Operating Partnership may change this election from time to time, as provided by the Credit Facility terms. Pursuant to the Credit Facility terms, the Operating Partnership, in consolidation with the Company, is subject to certain loan compliance covenants. Compliance with these covenants was required beginning

THE GC NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

with the quarter ended September 30, 2010. KeyBank National Association has provided certain concessions relative to the debt compliance covenants. Among these concessions, KeyBank National Association has decreased the interest coverage ratio from 1.85 times adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) to 1.8 times. This concession was granted for the third and fourth quarters ending September 30, 2010 and December 31, 2010, respectively.

F.      Represents the pro rated allocation of rent for Emporia and ITT at closing. Rent that was earned from the time of the acquisition date through the end of the month in the amount of $11,077 and $16,922 for Emporia and ITT, respectively, was applied to the purchase price and recorded to prepaid rent at the time of closing.

G.     Represents the $25,000 security deposit obligation transferred to the Company from the previous owner. The security deposit was applied against the purchase price at closing and the related obligation was recorded as a liability on the Company’s balance sheet.

H.     Represents equity raised of approximately $2.53 million through the issuance of 253,230 shares at a price per share of $10.00, net of offering costs, from July 1, 2010 to the date of the ITT property acquisition.

I.      In exchange for the Emporia Partners property, the Operating Partnership issued 315,200 limited partnership units at $9.20 per share, representing an equity contribution of $2.9 million.

Adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations

The historical amounts for the Properties presented include operating revenues and certain operating expenses as required by Rule 3-14 of Regulation S-X. Other property level expenses, such as depreciation, interest expense and management fees, are presented as pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations, and are derived from the results of each transaction:

a.      The pro forma adjustments reflect the contribution and acquisition of the Properties as of January 1, 2009 and January 1, 2010 and include adjustments to reflect the following:

The historical rent revenue represents the contractual rent, straight-line rent and in-place lease valuation amortization from the contribution date of Renfro and Plainfield to December 31, 2009. The Plainfield and Renfro historical amounts represent contractual rent as if the property had been contributed

THE GC NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

as of January 1, 2009. Historical rent revenue for Will Partners and Emporia Partners includes the contractual amount pursuant to the lease in effect during the time period presented. The Pro Forma Adjustments are presented to adjust contractual rent revenue to a straight-line and the amortization of in-place lease valuation, in accordance with ASC 805-10, for each property, as if the property was acquired on January 1, 2009. The following summarizes the adjustment made to rent revenue for the period ended December 31, 2009:

	Renfro	Plainfield	Will Partners	Emporia Partners	ITT	Total
Adjustment to straight-line	$60,444	$115,272	$(24,221)	$134,739	$197,555	$483,789
(Above)/below market, in- place rent	(4,284)	21,183	(143,093)	—	(57,645)	(183,839)

Total rent revenue adjustment	$56,160	$136,455	$(167,314)	$134,739	$139,910	$299,950

The unaudited pro forma adjustment to rental revenue for Will Partners, Emporia Partners and ITT for the six months ended June 30, 2010 consisted of the following:

	Will Partners	Emporia Partners	ITT	Total
Adjustment to Straight-line	$17,071	$42,750	$40,978	$100,799
(Above)/Below market, in- place rent	(60,813)	—	(28,822)	(89,635)

Total Base Rent	$(43,742)	$42,750	$12,156	$11,164

Property tax recovery is reflected in the statements as the Company has ultimate responsibility for these expenses.

The following are the explanations for other operating and property level expenses included in the December 31, 2009 (for the Properties) and June 30, 2010 (for Will Partners, Emporia Partners and ITT) unaudited pro forma condensed consolidated statements of operations:

THE GC NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

b.      Asset management fees are paid monthly to the Company’s advisor at 0.0625%, or 0.75% annually, based on the aggregate book value of the properties, pursuant to the Advisory Agreement dated February 10, 2009, as amended.

c.      Property management fees are paid to The GC Net Lease REIT Property Management, LLC monthly at 3.0% of gross property revenues received, pursuant to the Property Management Agreement.

d.      Acquisition fees and expenses are incurred with each contribution and acquisition transaction. The amount incurred for Will Partners, Emporia Partners and ITT was $909,362, $363,023, and $260,397, respectively.

e.      Depreciation expense is reflected in the pro forma based on an estimated useful life of 40 years at the contributed basis or acquisition price for building and building improvements, and the remaining contractual, in-place lease term for intangible lease value. The following tables summarize the depreciation and amortization expense adjustment to the unaudited pro forma condensed consolidated statements of operations, by asset category:

For the year ended December 31, 2009:

	Renfro	Plainfield	Will Partners	Emporia Partners	ITT	Total
Building and building improvements	$173,102	$201,413	$466,354	$142,335	$76,918	$1,060,122
Tenant absorption and leasing costs	134,542	173,084	488,394	181,361	196,314	1,173,695

Total	$307,644	$374,497	$954,748	$323,696	$273,232	$2,233,817

For the six month period ended June 30, 2010:

	Will Partners	Emporia Partners	ITT	Total
Building and building improvements	$198,201	$71,168	$38,460	$307,829
Tenant absorption and leasing costs	207,567	90,680	98,156	396,403

Total	$405,768	$161,848	$136,616	$704,232

g.      Interest expense related to the acquired and assumed property debt is reflected in the pro forma based on the interest rates and terms described above in Note E under “Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheets.” The following tables summarize the interest expense adjustments to the unaudited pro forma condensed consolidated statements of operations:

As of December 31, 2009:

Renfro (at a rate of 6.50%)	$396,680
Plainfield (at a rate of 6.65%	662,563
Will Partners (at a rate of 5.75%)	971,750
ITT (at a rate of 5.75%)	295,574

Total	$2,326,567

THE GC NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

For the six months ended June 30, 2010:

Will Partners (at a rate of 5.75%)	415,693
ITT (at a rate of 5.75%)	146,572

Total	$562,265

Interest expense for Emporia is included in historical interest expense, as part of the operating expenses, which are required by Rule 3-14 of Regulation S-X.

h.      Net loss attributable to noncontrolling interest is derived as if the limited partnership units were issued for the Properties as of January 1, 2009 and converted to common stock (87.92% of total shares as if converted), and January 1, 2010 (80.22% of total shares as if converted). Earnings per share of common stock is calculated based on the actual weighted average shares outstanding for the twelve month period ended December 31, 2009 and the 129,032 shares issued that met the minimum offering requirement as if outstanding on January 1, 2009. Weighted average common shares for June 30, 2010 have not been adjusted. The following table summarizes the weighted average shares outstanding the end of each period and the allocable percentage of noncontrolling interest:

	For the Year Ended December 31, 2009	For the Six Months Ended June 30, 2010
Weighted average shares outstanding (initial capitalization of the Company)	100	—
Weighted average shares outstanding (initial issuance), as if outstanding at the beginning of the period, and outstanding for the six months ended June 30, 2010	129,032	—
Weighted average shares outstanding (subsequent issuances)	52,754	—
Weighted average shares from equity raising from July 1, 2010 through September 23, 2010	253,230	253,230
Weighted average shares outstanding as of June 30, 2010 (subsequent issuances)	—	527,741

Total weighted average shares outstanding	435,116	780,971
Operating partnership units issued in the initial capitalization of the operating partnership (W)	20,000	20,000
Operating partnership units issued in conjunction with the contribution of Renfro and Plainfield, and as if converted to common stock (X)	2,020,000	2,020,000
Operating partnership units issued in conjunction with the acquisition of Will Partners, and as if converted to common stock (X)	813,043	813,043
Operating partnership units issued in conjunction with the acquisition of Emporia Partners, and as if converted to common stock (X)	315,217	315,217

Total outstanding shares (Y)	3,603,376	3,949,231
Percentage of operating partnership units (noncontrolling interests) to total outstanding shares (W+ Sum of X)/(Y)	87.92%	80.22%
Net loss allocable to noncontrolling interest based on the percentage of operating partnership units outstanding to total outstanding shares	$(3,146,828)	$(1,630,039)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GC NET LEASE REIT, INC.

Date: November 12, 2010	By:	/s/ Joseph E. Miller
Joseph E. Miller Chief Financial Officer